Exhibit 99.01

Press Release
www.shire.com

Results of the Annual General Meeting held on April 24, 2012

Dublin, Ireland – April 24, 2012 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company (the “Company”) announces that at its Annual General Meeting today, all resolutions contained in the notice of meeting were duly passed and the results of the poll are as follows:

		For*	%	Against	%	Withheld**	Total votes validly cast	% of relevant shares in issue†
1.	To receive the Company’s accounts together with the reports of the Directors and Auditor	418,002,081	99.53	1,976,774	0.47	148,326	419,978,855	74.66
2.	To approve the Directors’ remuneration report	411,583,191	98.39	6,730,515	1.61	1,813,475	418,313,706	74.36
3.	To re-elect William Burns as a Director of the Company	419,093,911	99.80	850,198	0.20	183,072	419,944,109	74.65
4.	To re-elect Matthew Emmens as a Director of the Company	398,450,620	95.32	19,569,781	4.68	2,106,780	418,020,401	74.31
5.	To re-elect Dr. David Ginsburg as a Director of the Company	419,160,380	99.81	783,870	0.19	182,931	419,944,250	74.65
6.	To re-elect Graham Hetherington as a Director of the Company	419,789,314	99.96	153,128	0.04	184,739	419,942,442	74.65

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

7.	To re-elect David Kappler as a Director of the Company	419,860,547	99.98	80,764	0.02	185,870	419,941,311	74.65
8.	To re-elect Anne Minto as a Director of the Company	419,851,750	99.98	91,564	0.02	183,867	419,943,314	74.65
9.	To re-elect Angus Russell as a Director of the Company	419,854,943	99.98	84,052	0.02	188,186	419,938,995	74.65
10.	To re-elect David Stout as a Director of the Company	419,139,038	99.81	804,195	0.19	183,948	419,943,233	74.65
11.	To elect Susan Kilsby as a Director of the Company	419,858,255	99.98	83,492	0.02	185,434	419,941,747	74.65
12.	To re-appoint Deloitte LLP as Auditor of the Company	419,580,038	99.91	382,738	0.09	164,405	419,962,776	74.66
13.	To authorize the Audit, Compliance & Risk Committee to determine the remuneration of the Auditor	419,952,105	99.99	35,533	0.01	139,543	419,987,638	74.66
14.	To authorize the allotment of shares	378,250,630	91.29	36,074,487	8.71	5,802,064	414,325,117	73.65
15.	To authorize the disapplication of pre-emption rights	411,936,691	98.41	6,655,573	1.59	1,534,917	418,592,264	74.41
16.	To authorize market purchases	419,037,905	99.80	840,219	0.20	249,057	419,878,124	74.64
17.	To approve the reduced notice period for general meetings	367,519,055	87.51	52,460,162	12.49	147,964	419,979,217	74.66

* These figures include discretionary votes
** A vote “withheld” is not a vote in law and is not counted in the calculation of the proportion of votes validly cast

†As at the record date, April 22, 2012, there were 562,532,330 ordinary shares in issue. Shareholders are entitled to one vote per share.

In accordance with Listing Rule 9.6.2 copies of the relevant resolution passed at the meeting have been submitted to the National Storage Mechanism and will be available for viewing shortly at: www.hemscott/nsm.do.

For further information please contact:

Investor Relations
Eric Rojas	erojas@shire.com	+1 781 482 0999
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157
Media
Jessica Mann (Corporate)	jmann@shire.com	+44 1256 894 280

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder, human genetic therapies, gastrointestinal diseases and regenerative medicine as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.